Evolus Reports Second Quarter 2019 Financial Results
Launched Jeuveau® in the United States on May 15
Jeuveau® Experience Treatment (J.E.T.) Program Exceeds Expectations
Generated $2.3 Million in Jeuveau® Net Revenue in Q2 2019

Newport Beach, Calif., August 12, 2019 - Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today provided a business update and reported financial results for the second quarter ended June 30, 2019.

On May 15, the company launched Jeuveau® with J.E.T., an exclusive program for aesthetic providers and consumers to be the first to experience Jeuveau®. J.E.T. offers providers the opportunity to receive up to three shipments of Jeuveau®. Aesthetic providers may progress through the J.E.T. program by completing activities such as filling out marketing surveys.

Key results within the first 90 days:

•	Over 5,000 aesthetic accounts enrolled in J.E.T., exceeding the company’s target by 2,000

•	Over 23,000 consumers completed J.E.T. surveys[1]

◦	Approximately 25% of J.E.T. patients were neurotoxin naïve[2] indicating market expansion potential

◦	Approximately 75% were treated with a neurotoxin in the past two years. Of these, about 69% were most recently treated with BOTOX® Cosmetic, 22% with Dysport®, 7% with Xeomin® and 3% undisclosed.

“The launch of Jeuveau® is off to a rapid start. Our singularity in focus, highly specialized sales force and digital platform have enabled us to exceed expectations and offer patients a compelling alternative in an established market. In less than 90 days, Jeuveau® has been made available in over 5,000 practices across the U.S., many of which have completed multiple stages of the J.E.T. program. We are pleased that a majority of accounts who have completed J.E.T. have purchased product,” said David Moatazedi, President and Chief Executive Officer. “We continue to expect to achieve the number two market position within 24 months of launch.”

Other recent highlights:

•	Expanded the Board of Directors with appointment of industry veterans Peter Farrell, Ph.D. and Karah Parschauer, J.D.

•	#NEWTOX NOW $75 consumer coupon program launched July 1, designed to accelerate Jeuveau® conversion

•	Published largest aesthetics head-to-head pivotal trial comparing Jeuveau® and BOTOX® in Aesthetics Surgery Journal

•	Received a revised positive opinion from the Committee for Medicinal Products for Human Use (CHMP) and now expect European approval in the second half of 2019

Second Quarter 2019 Financial Results

For the second quarter ended June 30, 2019, net revenue was $2.3 million and recognized upon delivery of Jeuveau® to customers. Gross margin was 71.4% and may fluctuate in the future due to various marketing programs.

GAAP loss from operations for the second quarter ended June 30, 2019 was $36.0 million as compared to $16.1 million in the second quarter of 2018. The increase in GAAP loss from operations in 2019 was primarily attributable to higher operating expenses related to the U.S. launch of Jeuveau®. This included higher personnel-related expenses as a result of hiring our U.S. sales force, building out of our corporate and commercial infrastructure and marketing expenses including the J.E.T. program.

Non-GAAP loss from operations for the second quarter ended June 30, 2019 was $31.3 million as compared to $5.3 million in the second quarter of 2018. Non-GAAP loss from operations for the second quarter of 2019 was calculated as loss from operations excluding stock-based compensation of $2.5 million, expense resulting from the revaluation of the contingent royalty obligation of $1.3 million, and depreciation and amortization of $1.0 million.

Total cash and cash equivalents and short-term investments were $99.9 million as of June 30, 2019.

Conference Call Information

Management will host a conference call and webcast to discuss Evolus' financial results today at 8:00 a.m. ET. The dial-in numbers are (866) 916-2317 for domestic callers and (703) 925-2662 for international callers, and the conference ID is 4298762.

A replay of the call will be available following its completion through August 12, 2019. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 4298762.

A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.

About Evolus, Inc.

Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi, including the market expansion potential of Jeuveau®, the ability of the #NEWTOX NOW coupon program to accelerate conversion, and the fluctuation of our gross margin due to various marketing programs. Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the success of the launch of Jeuveau®, including customer and consumer adoption of the product, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled ”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 as filed with the Securities and Exchange Commission on March 20, 2019 and May 1, 2019, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Use of Non-GAAP Financial Measures

Evolus' financial results are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP loss from operations, which is calculated as GAAP loss from operations, excluding: (i) stock-based compensation expense, (ii) the revaluation of contingent royalty obligations, and (iii) depreciation and amortization. Management believes that non-GAAP loss from operations is useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations Management also believes that non-GAAP loss from operations will enable investors to assess the company in the same way that management assesses the company’s current and future operations. The company’s definitions of Non-GAAP loss from operations has limitations as an analytical tool and may differ from other companies reporting similarly named measures.  Non-GAAP loss from operations should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of non-GAAP loss from operations to GAAP loss from operations, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations” in the financial schedules below.

Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Botox®, Botox® Cosmetic, Dysport®, and Xeomin® are registered trademarks of their respective owners.
1 Evolus J.E.T. patient survey results as of August 8, 2019.
2 Naïve patients are defined as those that have never received an aesthetic neurotoxin treatment or those who have not received a treatment in over two years.

Evolus, Inc. Contacts:

Investor Contacts:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contacts:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$2,311	$—	$2,311	$—
Cost of sales (excludes amortization of intangible assets)	660	—	660	—
Gross profit	1,651	—	1,651	—
Operating expenses:
Selling, general and administrative	34,892	6,248	52,411	9,715
Research and development	509	1,648	2,862	3,326
Revaluation of contingent royalty obligation	1,269	8,200	6,182	9,100
Depreciation and amortization	978	4	1,462	4
Total operating expenses	37,648	16,100	62,917	22,145
Loss from operations	(35,997)	(16,100)	(61,266)	(22,145)
Other income (expense):
Interest income	615	—	1,004	—
Interest expense	(2,412)	(321)	(3,030)	(428)
Loss before income taxes:	(37,794)	(16,421)	(63,292)	(22,573)
Income tax (benefit) expense	(227)	12	(14,750)	22
Net loss	$(37,567)	$(16,433)	$(48,542)	$(22,595)
Other comprehensive gain:
Unrealized gain on available-for-sale securities, net of tax	52	—	43	—
Comprehensive loss	$(37,515)	$(16,433)	$(48,499)	$(22,595)
Net loss per share, basic and diluted	$(1.37)	$(0.69)	$(1.77)	$(1.03)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	27,409	23,688	27,370	21,962

Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	June 30, 2019	December 31, 2018
Balance Sheet Data:
Cash and cash equivalents	$30,289	$93,162
Short-term investments	69,640	—
Total cash, cash equivalents, and short-term investments	$99,929	$93,162

Working capital	$92,721	$89,063
Total assets	202,781	171,844
Total current liabilities	23,105	5,276
Total liabilities	161,600	87,460
Accumulated deficit	(171,567)	(123,025)
Total stockholders’ equity	$41,181	$84,384

Evolus, Inc.
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP loss from operations	$35,997	$16,100	$61,266	$22,145
Adjustments:
Revaluation of contingent royalty obligation	1,269	8,200	6,182	9,100
Stock-based compensation:
Included in selling, general and administrative	2,282	2,246	4,026	2,924
Included in research and development	175	377	429	706
Depreciation and amortization	978	4	1,462	4
Non-GAAP loss from operations	$31,293	$5,273	$49,167	$9,411